Exhibit 99.1

Grown Rogue Reports Fourth Quarter and Full Year 2025 Results & Provides Outlook

Financial Statements Converted to U.S. GAAP, Introducing Annual Guidance and Growth Objectives

MEDFORD, Ore., April 7, 2026 /CNW/ - Grown Rogue International Inc. ("Grown Rogue," "we," "us," "our," or the "Company") (CSE: GRIN) (OTC: GRUSF), a flower-forward cannabis company combining craft values with disciplined execution, today reported its preliminary, unaudited financial results for the year ended December 31, 2025, together with unaudited quarterly information for 2025, which has been converted from International Financial Reporting Standards ("IFRS") to U.S. generally accepted accounting principles ("GAAP"). All currency is in U.S. dollars unless otherwise noted. Results include consolidation of the Company's New Jersey operations, which were previously not consolidated under IFRS. Comparative periods have also been restated, where applicable, in accordance with GAAP. The Company expects to file its Annual Report on Form 10-K, including audited financial statements for the year ended December 31, 2025 on April 8, 2026. The Company also anticipates filing its complete 2025 quarterly financial statements, along with comparable periods, within the next 45 days, consistent with filing its first quarter for 2026.

Highlights:

•	Revenue of $32.4 million for the full year 2025, up 22% from $26.6 million in 2024, with growth driven by the late-2024 entry into the New Jersey market, partly offset by the termination of the Vireo consulting agreement in September of 2024 and substantial pricing pressure that contributed to revenue declines of 22% in Michigan and 8% in Oregon.
•	Adjusted EBITDA (non-GAAP) of $5.4 million (16.5% margin) for 2025, up 42% from $3.8 million in 2024, with contributions from New Jersey partly offset by pricing pressure in Michigan and Oregon and higher corporate overhead associated with growth initiatives.
•	GAAP net income of $3.2 million for 2025, including a non-cash gain of approximately $5.9 million related to the fair value of derivative liabilities.
•	Revenue of $8.8 million for Q4 2025, Adjusted EBITDA (non-GAAP) of $1.2 million (13.4% margin), and GAAP net income (loss) of ($2.1) million for the quarter. All financial information in this release, including full-year 2025 results and the tables below, is presented on a preliminary, unaudited basis and reflects the Company's transition from IFRS to GAAP.
•	New Jersey: the Company's affiliate, ABCO Garden State ("ABCO") ended its first year of operations with full sell-through of packaged, branded products. The ABCO Phase II expansion project is underway, with an additional flower room already planted that is expected to add approximately 25% to capacity, with first harvest expected in May. Management currently expects to complete the remaining three flower rooms incrementally every two to three months through the remainder of 2026, bringing total capacity to approximately 16,000 square feet of flowering canopy.
•	Oregon and Michigan: both markets experienced significant pricing headwinds in 2025. For the full year, the Company's overall production cost of dry-weight cannabis biomass in its mature facilities remained below $225 per pound, with continuous improvements in standard operating procedures (SOPs) and modest infrastructure investments contributing to cost efficiency.
•	Minnesota: the Company commenced construction work for its new-build cultivation facility in Fridley. Phase I, consisting of approximately 8,000 square feet of flowering canopy, is currently anticipated to come online late in the third quarter of 2026, with revenue expected in the first quarter of 2027.
•	Illinois: subsequent to year end, the Company announced definitive agreements to accelerate entry into the Illinois market through a turnkey cultivation facility in Dwight, Illinois.
•	Closed two tranches under the Company's senior secured credit facility in 2025, totaling $12.0 million in aggregate principal, with a blended interest rate of 7.84%.
•	Management is introducing a multi-year growth framework, including long-term (3-5 year) objectives and annual financial guidance.

Preliminary Q1 2026 update: With the first quarter complete at the time of this release, management anticipates revenue growth of greater than 20% in Q1 2026 compared to Q1 2025, driven primarily by New Jersey, which was still in the process of ramping operations in early 2025.  Demand and pricing trends in Q1 2026 have otherwise been broadly consistent with recent conditions, including consistent sell-through of packaged, branded products in New Jersey and continued challenging market conditions in Michigan and Oregon. Michigan experienced additional market disruption following the implementation of a new wholesale tax on January 1, 2026, which contributed to above-trend ordering activity in December 2025, and below-trend ordering activity in January, with recovery occurring in February and March. In Oregon, first-quarter sales trends are showing modest improvement in both volume and price, despite January and February typically being among the seasonally slowest months, which management believes may indicate early signs of recovery.

Fourth Quarter 2025 update: Fourth quarter 2025 results reflected continued momentum in New Jersey, including ongoing sell-through of packaged, branded products, partly offset by continued pricing pressure in Oregon and Michigan. Revenue for Q4 2025 was $8.8 million and GAAP net loss was ($2.1) million and Adjusted EBITDA (non-GAAP) was $1.2 million (13.4% margin).

All financial information for 2025, including Q4 2025 and the tables below, is presented on a preliminary, unaudited basis. The Company expects to file its Annual Report on Form 10-K, including audited financial statements for the year ended December 31, 2025 on April 8, 2026.

Management Commentary

"2025 was focused on growth and investment for the future with our commitments in new markets and additions to our team, while staying grounded in what we do best: consistently delivering craft-quality flower, supported by a cost structure designed to compete through price normalization.

In New Jersey, demand continued to support our thesis, and we are executing the next phase of our expansion to take New Jersey to the full 16,000 square feet of flowering canopy, capable of producing greater than 1,000 lbs per month. Across Oregon and Michigan, pricing pressure remains intense, and we responded by sharpening execution and tightening cost controls, noting our overall cost of production for indoor biomass in these markets is below $225 per pound, while maintaining our passion for quality flower. Historically in Oregon, periods of pricing pressure have also created some of our greatest gains in efficiency and optimization.

In addition to maintaining our relentless focus on the efficient production of craft-quality flower, our main priorities in 2026 are to activate our new project in Illinois, complete Phase II construction in New Jersey, complete Phase I in Minnesota, and continue developing our flower-forward products and brands.  We currently produce across 3 states with approximately 37,000 sq ft of flowering canopy and by the end of 2026 we expect to be operational in five states with approximately 58,000 sq ft of flowering canopy, representing an approximate 55% increase in capacity. Grown Rogue should have a meaningfully different profile entering 2027, with more revenue and profit expected to come from our newer markets with packaged, branded products.

We have made significant efforts to prepare for this growth, most notably through key additions to our team and the expansion of our product portfolio and marketing resources, largely in support of shifting more of our sales mix to branded, packaged product. With the change to GAAP reporting and our decision to provide guidance, including a multi-year growth framework, we believe investors will be better able to evaluate our performance against our plans. In addition, we're sticking with our commitment of transparency around the key operating metrics that support our execution, with some minor adjustments and enhancements to our externally reported key performance indicators ("KPIs") to better compare trends and results across markets," said Obie Strickler, Chief Executive Officer.

Josh Rosen, Chief Strategy Officer, added, "Our growth plan is focused on disciplined capital allocation and targeted returns. I believe our progress in 2025 and early 2026 matches with our intentions to expand selectively with a playbook of pursuing: 1) greater capital-intensity new builds where we believe supply-demand dynamics support attractive economics, such as Minnesota, 2) lower capital-intensity fixer-upper opportunities where we believe operational discipline can unlock meaningful upside, such as our recent Illinois announcement, and 3) the broadening of our product offering to increase share of consumer spend, all based on normalized pricing assumptions rather than perpetual early-cycle conditions.

We also continue to pursue modest infrastructure improvements in our existing Oregon and Michigan operations to support yield and quality improvements and operating efficiency, both to combat the challenging market conditions present in those markets and to apply those improvements into our new markets. Michigan is already beginning to realize benefits from these efforts, and we expect Oregon to benefit later this year.

We are introducing targets for profit growth and incremental returns to make our priorities more measurable, while maintaining flexibility to act on distressed opportunities that meet our underwriting criteria. Our objective is to drive capital-efficient profit growth, capitalizing on our core capabilities and what we believe is a rich opportunity set presented by the cannabis industry."

Andrew Marchington, Chief Financial Officer, commented, "Year-end 2025 marks our transition to GAAP reporting and the consolidation of ABCO within our financial statements. Excluding the consolidation of ABCO, the most material adjustments from this conversion to GAAP relate to our lease accounting and a more conservative approach to bad debt expense and our uncertain tax position. We ended the year with $11.4 million of cash and remain focused on working capital discipline, cost control, and funding projects that we believe meet our return thresholds."

Operating KPIs by Market

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Oregon*
Total Flower Harvested (lbs)	2,980	3,547	3,392	3,423	3,239	3,100	2,457	2,799
Flower Cost Per Pound Produced	$479	$374	$408	$379	$414	$425	$563	$463
Total Flower Yield (g/sf)[1]	68	73	72	69	69	63	58	57
"A" Flower Yield (g/sf)[1]	42	49	45	42	49	43	42	43
$ Bulk Flower ASP[2]	$466	$499	$511	$610	$691	$736	$768	$787
$ Packaged Flower ASP[2]	—	—	—	—	—	—	—	—
Portion of Revenue for Packaged Products	9%	15%	13%	12%	12%	12%	9%	7%

Michigan
Total Flower Harvested (lbs)	3,960	3,518	3,391	2,948	3,104	3,215	3,010	2,757
Flower Cost Per Pound Produced	$361	$364	$374	$434	$411	$407	$432	$486
Total Flower Yield (g/sf)[1]	82	77	71	64	66	65	64	61
"A" Flower Yield (g/sf)[1]	49	46	45	35	39	41	43	44
$ Bulk Flower ASP[2]	$692	$775	$734	$740	$833	$902	$1,013	$1,006
$ Packaged Flower ASP[2]	$957	$900	$972	$940	$984	$1,041	$1,209	$1,231
Portion of Revenue for Packaged Products	24%	17%	17%	18%	27%	35%	36%	38%

New Jersey
Total Flower Harvested (lbs)	1,678	1,306	1,546	1,518
Flower Cost Per Pound Produced	$750	$884	$705	$658
Total Flower Yield (g/sf)[1]	64	59	58	57
"A" Flower Yield (g/sf)[1]	37	38	32	36
$ Bulk Flower ASP[2]	$1,193	$1,032	$939	$899
$ Packaged Flower ASP[2]	$2,131	$2,044	$2,562	$2,504
Portion of Revenue for Packaged Products	95%	92%	93%	89%
*Includes only indoor operations ¹ g/sf = grams of product were harvested for every square foot of growing space [2] ASP = average selling price

Guidance and Long-Term (3-5 Year) Growth Objectives

Management is providing the following financial framework to assist investors in evaluating the Company's growth strategy and capital allocation discipline. The guidance and long-term objectives set out below reflect current expectations, assumptions and management objectives as of the date of this release and are subject to the forward-looking statements disclosure included herein.

Growth Framework:

•	Selective new builds in undersupplied markets where craft-quality flower is expected to earn attractive wholesale economics and support the capital intensity of new-build projects.
•	Fixer-upper takeovers and distressed opportunities where we believe disciplined execution can improve yield, consistency, and cost controls, typically with lower capital expenditure requirements.
•	Focused product expansion intended to grow wallet share while maintaining a disciplined stock keeping unit (SKU) set and consistent quality standards.
•	Underwriting discipline: management evaluates investments against mature-market, normalized pricing assumptions; early-cycle pricing upside is not required to meet return targets.

Long-term (3-5 year) Targets and Guidance

•	Long-term (3-5 year) targets, using 2027 as the base year
•	Revenue growth of 25% per year, compounded
•	Profit growth (Adjusted EBITDA1) of 35% per year, compounded
•	Return on Incremental Invested Capital ("ROIIC")[2] of greater than 75%
•	2026 Guidance (Revenue / Adjusted EBITDA1): $32 - $35 million / $6 - $8 million.
•	2027 Guidance (Revenue / Adjusted EBITDA1): $50 - $58 million / $14 - $18 million.
[1] Adjusted EBITDA (non-GAAP) excludes pre-revenue, startup expenses associated with new market expansion.
[2] ROIIC (non-GAAP) is defined as the change in operating profit divided by the change in invested capital over the relevant measurement period.
Note: The Company has not reconciled its forward-looking Adjusted EBITDA (non-GAAP) guidance to the most directly comparable GAAP measure because certain reconciling items are outside management's control or cannot be reasonably predicted without unreasonable effort.

2026 Guidance Assumptions: 2026 guidance excludes the start-up (pre-revenue) expenses in both Illinois and Minnesota of approximately $1.5 million to $2.0 million each. Illinois is expected to begin contributing revenue in Q4 2026 with approximately 5,000 square feet of flowering canopy initially online. Minnesota is expected to begin contributing revenue in the first quarter of 2027 with approximately 8,000 square feet of flowering canopy online. In New Jersey, the Company expects the current expansion to be substantially complete by Q4 2026, with ramp and sell-through reaching targeted levels by Q1 2027. As a result, the expansion is expected to contribute modestly to revenue and Adjusted EBITDA (non-GAAP) in 2026 and is more fully reflected in 2027 guidance. Overall, the Company anticipates consolidated gross margins of greater than 40% and corporate overhead expenses to increase by less than 10% in 2026.

2027 Guidance Assumptions: 2027 guidance assumes modest wholesale price normalization from 2026 levels in New Jersey and Illinois of approximately 10% and 5%, respectively. Minnesota is assumed to remain supply-constrained, supporting wholesale flower pricing above $2,500 per pound. In Oregon and Michigan, the guidance assumes no change in the current pricing environment, which management believes represents an appropriately conservative case for those markets. New Jersey assumes completion of the Phase II expansion in 2026, with 2027 reflecting a full year at expanded capacity. The Company currently plans to expand Illinois flowering canopy from 5,000 to 14,000 square feet and to expand Minnesota flowering canopy from 8,000 to approximately 16,000 square feet in mid-2027, utilizing existing capital and internally generated cash flow to fund the expansions. Overall, the Company anticipates consolidated gross margins of greater than 42% and corporate overhead expenses to increase by less than 25% in 2027.

General Assumptions. Guidance and long-term objectives exclude any potential changes in U.S. federal cannabis policy and do not assume M&A or additional distressed opportunities unless explicitly stated.

State-by-State Indoor Cultivation Flowering Capacity (Bench Canopy)

State	Canopy / capacity online (sq. ft.)	Under development (sq. ft.)	Nameplate capacity (sq. ft.)	Notes
Oregon (indoor only)
└ Airport	9,152	N/A	9,152	Approximately 30,000 sq. ft. indoor facility space.
└ Rossanley	5,600	N/A	5,600	Eight dedicated flower rooms; nearly four harvests per month.
Michigan	14,550	N/A	14,550	Facility currently operates approximately 50,000 sq. ft., including fourteen flowering rooms and related support space.
New Jersey	8,000	8,000	16,000	Expansion underway through 2026, with total capacity anticipated to increase to approximately 16,000 sq. ft. of flowering canopy.
Minnesota	N/A	8,000	30,000	Phase I includes approximately 8,000 sq. ft. of flowering canopy with products expected to be available for sale in early 2027
Illinois	N/A	5,000	14,000	Approximately 66,000 sq. ft. leased facility, including 23,000 sq. ft. greenhouse, with existing indoor flower capacity of 5,000 sq. ft. targeted online in Q4 2026, expandable to 14,000 sq. ft. subject to regulatory approval
Totals	37,302	21,000	89,302

GAAP Reporting Conversion and Consolidation Update

We no longer qualify as a "foreign private issuer" as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended, and Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which means that, as of January 1, 2026, we have been required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Accordingly, we are now required to prepare our financial statements filed with the U.S. Securities and Exchange Commission (the "SEC") in accordance with GAAP, starting with our fourth quarter and full year fiscal 2025 results.  As part of this change, we have consolidated our New Jersey operations, ABCO Garden State, LLC ("ABCO"), within our GAAP financial statements.

In addition, as required pursuant to section 4.3(4) of National Instrument 51-102 - Continuous Disclosure Obligations, we must restate and file under our profile on SEDAR+ (www.sedarplus.com), our interim financial reports for the fiscal year ended December 31, 2025 in accordance with GAAP, such interim financial reports having previously been prepared in accordance with IFRS.

The adoption of GAAP and consolidation of ABCO affect the presentation and comparability of certain line items and non-GAAP measures, including items influenced by lease accounting and other classification differences. As a result, some reported measures (including Adjusted EBITDA (non-GAAP)) may not be directly comparable to prior periods. We will provide reconciliations and, where applicable, recast comparative information in our MD&A and financial schedules to assist investors in evaluating period-to-period performance.

Full Year 2025 vs. 2024 Summary (Preliminary, Unaudited)
(US $ in millions)

Metric	2025	2024	YoY Δ
Revenue* (GAAP)	$32.4	$26.6	22%
GAAP Net Income (loss) ¹	$3.2	($16.0)	n.m.
EBITDA [2]	$2.8	$1.8	54%
Adjusted EBITDA [3]	$5.4	$3.8	43%
% Adjusted EBITDA Margin [4]	16.6%	14.1%	248bps
Cash and Cash Equivalents [5]	$11.4	$4.9	131%
n.m. = not meaningful.
*See "GAAP Reporting Conversion and Consolidation Update" and notes below regarding comparability and New Jersey consolidation
¹ 2025 GAAP net income was positively impacted by gains related to changes in the fair value of derivative liabilities. Accordingly, GAAP net income should not be viewed in isolation as an indicator of operating performance. "EBITDA" and "Adjusted EBITDA" (each as hereinafter defined) are non-GAAP financial measures and are presented as supplemental measures to assist investors in evaluating underlying operating performance.
² EBITDA is a non-GAAP financial measure. We define EBITDA as net income or loss for a period, as reported, before interest, taxes, depreciation and amortization, and as further adjusted to remove transaction costs, share-based compensation expense, accretion expense, gain (loss) on derecognition of derivative liabilities, as well as other non-cash items and items not representative of operational performance as reported in net income (loss)..
[3] Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as EBITDA adjusted for the impact of various significant or unusual transactions. We believe that Adjusted EBITDA is a useful metric to evaluate our operating performance and that it may increase comparability with companies in the cannabis industry by adjusting for variability resulting from differences in capital structures, resource allocations and investments, the impact of fair value adjustments on biological assets and inventory and financial statements, which may be volatile and fluctuate significantly from period to period. However, other companies may also calculate these measures differently, which would limit their usefulness as a comparative measure.
[4] For purposes of calculating 2024 Adjusted EBITDA margin, we excluded revenue associated with the terminated Vireo consulting agreement from the denominator, consistent with the exclusion of related (income) or expense from Adjusted EBITDA. As a result, the 2024 Adjusted EBITDA margin presented does not correspond directly to the revenue amounts shown in the table. On this basis, 2024 Adjusted EBITDA margin was approximately 19.4%.
[5] Cash and cash equivalents are presented as of December 31 of each year. The increase in 2025 was influenced in part by debt financing completed during the year and should not be interpreted solely as an indicator of operating performance.

Selected Preliminary Annual Revenue by Segment

(Unaudited) (US$ in millions)

Segment	Revenue 2025	Revenue 2024	YoY Δ
Oregon	$11.1	$12.1	(8%)
Michigan	$10.0	$12.9	(22%)
New Jersey*	$11.3	$0.3	n.m.
Corporate / Other**	$0.0	$1.3	n.m.
* New Jersey operations commenced first sales on December 11, 2024; year-over-year comparison is not meaningful. **Corporate / Other reflects service revenue recognized in 2024.

Conference Call and Webcast Information

Grown Rogue will host a conference call and webcast on Tuesday, April 7, 2026 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its fourth quarter and full year 2025 results.

To further enhance investor disclosure, the Company will also post an updated Company Overview presentation to its website in advance of the call.

Conference Call Details

Date:	Tuesday, April 7, 2026
Time:	5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Webcast:	Register
Dial-in:	1-800-836-8184 (Toll-Free in North America)

A telephone replay of the conference call will be available until April 14, 2026, by dialing (+1) 888 660 6345 and using replay code: 74762 #

The webcast will be archived on Grown Rogue's Investor Relations website for approximately 90 days following the call. For assistance, please contact: invest@grownrogue.com. The contents of our investor relations website are not incorporated by reference into this press release or any report or document that Grown Rogue files with the SEC or Canadian Securities Administrators ("CSA"), and any references to the websites are intended to be inactive textual references only.

About Grown Rogue

Grown Rogue International Inc. (CSE: GRIN | OTC: GRUSF) is a flower-forward cannabis company rooted in Oregon's Rogue Valley, a region known for its deep cannabis heritage and commitment to quality. With operations in Oregon, Michigan, and New Jersey - and expansion underway in Illinois - Grown Rogue specializes in producing designer-quality indoor flower. Known for exceptional consistency and care in cultivation, its products are valued by retailers, budtenders, and consumers alike. By blending craft values with disciplined execution, the Company has built a scalable, capital-efficient platform designed to thrive in competitive markets. The Company believes sustained excellence in cannabis flower production is the engine of the industry's supply chain - and its competitive advantage. For more information about Grown Rogue, please visit www.grownrogue.com. The contents of our website are not incorporated by reference into this press release or any report or document that Grown Rogue files with the SEC or CSA, and any references to the websites are intended to be inactive textual references only.

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Unaudited)
For the years ended December 31, 2025 and 2024
(US$ in millions)

	2025	2024
		(Note 3.1)
	$	$
Revenue
Product sales	32,427,936	25,364,193
Service revenue	-	1,258,131
Total revenue	32,427,936	26,622,324
Cost of goods sold
Cost of finished cannabis inventory sold	(18,281,254)	(13,172,677)
Costs of service revenue	-	(206,669)
Total cost of goods sold	(18,281,254)	(13,379,346)
Gross profit	14,146,682	13,242,978
Operating expenses
Amortization (Notes 10, 11)	702,258	993,379
General and administrative	11,643,917	10,580,794
Share-based compensation (Notes 19, 20)	2,393,994	1,608,823
Total operating expenses	14,740,169	13,182,996
Income (loss) from operations	(593,487)	59,982
Other income (expense)
Interest expense (Note 13,15)	(150,331)	(77,513)
Accretion expense (Notes 13,14,15)	(1,234,423)	(1,836,440)
Other income (Note 11)	932,730	1,090,649
Interest income (Note 9)	179,731	350,656
Unrealized gain (loss) on derivative liability (Note 16)	44,917	(7,754,402)
Realized gain (loss) on derivative liability (Note 16)	5,859,744	(5,049,209)
Unrealized gain on warrant asset (Note 7)	247,477	3,094,413
Realized loss on warrant liability (Note 17)	-	(1,741,710)
Loss on equity investment in associate (Note 8)	(452,962)	(251,230)
Total other income (expense), net	5,426,883	(12,174,786)
Income (loss) before income tax expense	4,833,396	(12,114,804)
Income tax expense (Note 22)	(1,603,439)	(3,864,547)
Net income (loss)	3,229,957	(15,979,351)
Other comprehensive income (loss)
Currency translation adjustment	4,024	(17,861)
Total comprehensive income (loss)	3,233,981	(15,997,212)

Basic and diluted income (loss) per share (Note 21)	0.01	(0.08)
Basic and diluted weighted average number of subordinate voting common shares outstanding	243,446,152	209,441,723

Net income (loss) for the period attributable to:
Shareholders	1,729,805	(16,006,379)
Non-controlling interest	1,500,152	27,028
Net income (loss)	3,229,957	(15,979,351)

Comprehensive income (loss) for the period attributable to:
Shareholders	1,733,829	(16,024,240)
Non-controlling interest	1,500,152	27,028
Total comprehensive income (loss)	3,233,981	(15,997,212)

Consolidated Balance Sheets (Unaudited)
As of December 31, 2025 and 2024
(US$ in millions)

	December 31, 2025	December 31, 2024
		(Note 3,1)
	$	$
ASSETS
Current assets
Cash and cash equivalents	11,371,834	4,917,708
Accounts receivable, net (Note 5)	2,908,270	1,557,125
Inventory (Note 6)	7,081,295	5,941,551
Prepaid expenses	563,912	699,362
Current portion of notes receivable (Note 9)	253,403	-
Total current assets	22,178,714	13,115,746
Other long-term assets	300,000	200,000
Warrants asset (Note 7)	5,103,272	4,855,795
Other Investments (Note 8)	1,358,860	575,967
Notes receivable (Note 9)	1,683,757	1,538,011
Lease receivable (Note 11)	94,022	-
Property and equipment, net (Note 10)	14,055,552	14,044,233
Right of use assets (Note 11)	13,414,406	7,591,048
Deferred tax asset (Note 22)	1,522,760	692,105
Intangible assets (Note 12)	3,025,193	3,025,193
TOTAL ASSETS	62,736,536	45,638,098

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	1,262,519	2,690,907
Current portion of operating lease liabilities (Note 11)	844,421	1,047,763
Current portion of finance lease liabilities (Note 11)	152,705	-
Current portion of long-term debt (Note 13)	2,576,228	227,680
Convertible debentures (Note 15)	-	663,736
Current portion of consideration payable on business acquisitions (Note 14)	455,844	536,881
Derivative liability (Note 16)	137,041	12,504,180
Income tax payable (Note 22)	158,848	1,916,726
Total current liabilities	5,724,776	19,587,873
Operating lease liabilities, net of current portion (Note 11)	13,010,805	6,699,808
Finance lease liabilities, net of current portion (Note 11)	67,782	-
Long-term debt, net of discounts and current portion (Note 13)	10,019,301	2,074,110
Consideration payable on business acquisitions, net of discounts and current portion (Note 14)	1,611,637	1,693,540
Other non-current liabilities (Note 22)	8,383,888	5,007,148
TOTAL LIABILITIES	38,818,189	35,062,479

Commitments and contingencies (Note 28)
Subsequent events (Note 29)

SHAREHOLDERS' EQUITY
Subordinate voting common shares, convertible into multiple voting common shares, no par value; unlimited shares authorized; 249,738,980 and 222,446,113 shares issued and outstanding as at December 31, 2025 and 2024, respectively (Notes 18, 19, 20)	62,589,075	52,365,328
Multiple voting common shares, no par value; unlimited shares authorized; nil and nil shares issued and outstanding as at December 31, 2025 and 2024, respectively (Note 18)	-	-
Accumulated other comprehensive loss	(121,906)	(125,930)
Accumulated deficit	(41,563,955)	(43,293,760)
Equity attributable to Grown Rogue International, Inc. shareholders	20,903,214	8,945,638
Non-controlling interests (Note 27)	3,015,133	1,629,981
TOTAL SHAREHOLDERS' EQUITY	23,918,347	10,575,619
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	62,736,536	45,638,098

Consolidated Statements of Cash Flow (Unaudited)
For the Years Ended December 31, 2025 and 2024
(US$ in millions)

	2025	2024
		Note 3.1
	$	$
Operating activities
Net income (loss)	3,229,957	(15,979,351)
Adjustments for non-cash items in net income (loss):
Depreciation of property and equipment	702,258	993,379
Depreciation of property and equipment included in costs of finished cannabis inventory sold	2,140,694	436,047
Lease costs included in costs of finished cannabis inventory sold	549,964	328,957
Share-based compensation	2,393,994	1,608,823
Interest expense	150,331	-
Accretion expense	1,234,423	1,836,440
Other income	(165,743)	-
Interest income	(149,149)	-
Unrealized (gain) loss on derivative liability	(44,917)	7,754,402
Realized (gain) loss on derivative liability	(5,859,744)	5,049,209
Unrealized gain on warrant asset	(247,477)	(3,094,413)
Realized loss on warrant liability	-	1,741,710
Loss on equity investment in associate	452,962	251,230
Loss on disposal of property and equipment	-	(50,057)
Deferred income taxes	(830,655)	(112,198)
	3,556,898	764,178
Changes in non-cash working capital (Note 23)	12,897	1,850,802
Net cash provided by operating activities	3,569,795	2,614,980

Investing activities
Purchase of property and equipment	(4,659,006)	(4,082,154)
Acquisition of Golden Harvests LLC	(437,375)	-
Acquisition of Canopy Management, LLC	(173,157)	(271,438)
Dividend issued from Golden Harvests, LLC to minority owner	(115,000)	(530,000)
Advance of notes receivable	(250,000)	(1,547,678)
Repayment of notes receivable	-	266,417
Investment in ABCO Garden State, LLC	-	(1,980,000)
Cash acquired on investment in ABCO Garden State, LLC	-	2,815
Advance on purchase of remaining Rogue EBC, LLC equity interest	(1,235,855)	(827,197)
Net cash used in investing activities	(6,870,393)	(8,969,235)

Financing activities
Proceeds from exercise of stock options	406,944	359,958
Proceeds from exercise of warrants	-	4,609,577
Proceeds from long-term debt	12,630,345	450,000
Debt issuance costs	(739,313)	(126,914)
Repayment of long-term debt	(2,467,521)	(1,141,437)
Payment of interest on convertible debentures	(79,755)	(453,439)
Proceeds from sale of units of subsidiary	-	787,500
Net cash provided by financing activities	9,750,700	4,485,245

Effect of foreign exchange on cash and cash equivalents	4,024	(17,861)

Change in cash and cash equivalents	6,454,126	(1,886,871)
Cash and cash equivalents, beginning of year	4,917,708	6,804,579
Cash and cash equivalents, ending of year	11,371,834	4,917,708

Note: Selected financial information is summarized from the Company's preliminary, unaudited consolidated financial information for the year ended December 31, 2025. The Company expects to file its Annual Report on Form 10-K, including audited financial statements for the year ended December 31, 2025 on April 8, 2026.

Adjusted EBITDA Reconciliation Table (Preliminary, Unaudited)
(US$ in millions)

Years ended December 31:	2025	2024
	$	$
Adjusted EBITDA Reconciliation
Net income (loss)	3,229,957	(15,979,351)
Add back amortization of property and equipment included in cost of sales	2,690,658	765,004
Add back interest and interest accretion expense	1,384,754	1,913,953
Add back amortization of property and equipment	702,258	993,379
Add back loss on equity investment in associate	452,962	251,230
Add back income tax expense	1,603,439	3,864,547
Deduct unrealized gain / add back unrealized loss on derivative liability	(5,904,661)	14,545,321
Deduct interest expense and other income (expense)	(1,112,461)	(1,441,305)
Deduct unrealized gain on warrants asset	(247,477)	(3,094,413)
EBITDA	2,799,429	1,818,365
Compliance costs[1]
Add back share-based compensation	2,393,994	1,608,823
Add back costs associated with acquisition of Golden Harvests[1]	120,000	603,000
Add back pre-revenue new market startup costs[2]	72,217	783,720
Deduct non-recurring services revenue[3]	-	(1,051,462)
Adjusted EBITDA	5,385,640	3,762,446
[1] Costs associated with the Company's acquisition of the Michigan assets.
[2] During the years ended December 31, 2025 and 2024, we incurred $72,217 and $783,720, respectively, in pre-opening operating costs associated with the investments in Minnesota and New Jersey.
[3] On May 24, 2023, GR Unlimited entered into an independent contractor consulting agreement with Vireo Growth Inc. (formerly Goodness Growth Holdings, Inc., "Vireo Growth") amended on September 20, 2023 (as amended, the "Consulting Agreement"), pursuant to which GR Unlimited agreed to support Vireo Growth in the optimization of its cannabis flower products. On October 11, 2024, we terminated Consulting Agreement.

Preliminary Segmented Adjusted EBITDA (Unaudited) - Twelve months ended December 31, 2025
(US$ in millions)

	Oregon	Michigan	New Jersey	Corporate	Consolidated
	$	$	$	$	$
Revenue	11,059,993	10,032,271	11,335,672	-	32,427,936
Costs of revenue	(7,904,485)	(5,104,917)	(5,271,852)	-	(18,281,254)
Gross profit	3,155,508	4,927,354	6,063,820	-	14,146,682
Operating expenses:
General and administration	2,570,592	2,389,021	1,320,605	5,363,699	11,643,917
Depreciation and amortization	213,066	185,361	243,760	60,071	702,258
Share-based compensation	-	-	-	2,393,994	2,393,994
Other income and expense:
Interest and accretion	(10,004)	(14,126)	(129,917)	(1,230,707)	(1,384,754)
Interest and other income (expense)	118,685	(24,427)	259,747	758,456	1,112,461
Unrealized loss on derivative liability	-	-	-	44,917	44,917
Realized loss on derivative liability	-	-	-	5,859,744	5,859,744
Unrealized loss on warrants asset	-	-	-	247,477	247,477
Loss on equity method investment in associate	-	-	-	(452,962)	(452,962)
Net income (loss) before income tax	480,531	2,314,419	4,629,286	(2,590,840)	4,833,396
Income tax	-	104,288	(118,780)	(1,588,947)	(1,603,439)
Net income (loss) after income tax	480,531	2,418,707	4,510,506	(4,179,787)	3,229,957
Amortization of property and equipment included in cost of sales	573,545	842,566	1,274,547	-	2,690,658
Interest and accretion	10,004	14,126	129,917	1,230,707	1,384,754
Amortization of property and equipment	213,066	185,361	243,760	60,071	702,258
Loss on equity method investment in associate	-	-	-	452,962	452,962
Income tax	-	(104,288)	118,780	1,588,947	1,603,439
Change in fair value of derivative liability	-	-	-	(5,904,661)	(5,904,661)
Interest and other income (expense)	(118,685)	24,427	(259,747)	(758,456)	(1,112,461)
Unrealized loss on warrant asset	-	-	-	(247,477)	(247,477)
EBITDA before one-time adjustments	1,158,461	3,380,899	6,017,762	(7,757,693)	2,799,429
Add back to EBITDA:
Share-based compensation	-	-	-	2,393,994	2,393,994
Costs associated with acquisition of Golden Harvests	-	-	-	120,000	120,000
Add back pre-revenue new market startup costs[2]	-	-	-	72,217	72,217
Adjusted EBITDA	1,158,461	3,380,899	6,017,762	(5,171,482)	5,385,640

Preliminary Quarterly Adjusted EBITDA (Unaudited) - 2025
(US$ in millions)

	Q1 2025	Q2 2025	Q3 2025	Q4 2025
	$	$	$	$
Revenue	7,150,183	8,009,987	8,514,268	8,753,498
Total cost of goods sold	(3,786,436)	(4,455,502)	(4,855,244)	(5,184,072)
Gross profit	3,363,747	3,554,485	3,659,024	3,569,426
Operating expenses
General and administration	2,532,254	2,678,371	2,964,471	3,468,821
Depreciation and amortization	91,463	94,407	97,174	419,214
Share based compensation	1,435,910	336,825	314,951	306,308
Other income and expense:
Interest and accretion	(258,171)	(432,553)	(410,925)	(283,105)
Interest and other income (expense)	757,067	16,821	248,386	90,187
Unrealized loss on derivative liability	2,835,988	(2,808,334)	24,242	(6,979)
Realized gain on derivative liability	-	5,813,507	-	46,237
Unrealized gain (loss) on warrants asset	(1,172,492)	(168,162)	2,162,087	(573,956)
Loss on equity method investment in associate	(153,734)	(114,686)	(75,733)	(108,809)
Net income (loss) before tax	1,312,778	2,751,475	2,230,485	(1,461,342)
Tax	(252,985)	(541,711)	(133,055)	(675,688)
Net income (loss)	1,059,793	2,209,764	2,097,430	(2,137,030)
Amortization included in cost of sales	434,202	658,232	895,472	702,751
Amortization of property and equipment	91,463	94,407	97,174	419,214
Change in fair value of derivative liability	(2,835,988)	(3,005,173)	(24,242)	(39,258)
Unrealized warrants asset	1,172,492	168,162	(2,162,087)	573,956
Loss on equity method investment in associate	153,734	114,686	75,733	108,809
Interest and other income (expense)	(757,067)	(16,821)	(248,386)	(90,187)
Interest and accretion	258,171	432,553	410,925	283,105
Income tax	252,985	541,711	133,055	675,688
EBITDA before one-time adjustments	(170,215)	1,197,521	1,275,074	497,048
Add back share-based compensation	1,435,910	336,825	314,951	306,308
Costs related to acquisition of Golden Harvests	-	60,000	-	60,000
Q4 U.S. GAAP conversion related bad debt adjustment	(79,000)	(79,000)	(79,000)	237,000
Add back pre-revenue new market startup costs	-	-	-	72,217
Adjusted EBITDA	1,186,695	1,515,346	1,511,025	1,172,573

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains "forward looking information" and "forward-looking statements" within the meaning of applicable securities laws, including, without limitation, statements regarding: the Company's financial guidance and long-term targets; anticipated timing, capacity, ramp and revenue contributions in Illinois, Minnesota and New Jersey; future capital allocation; growth opportunities; pricing assumptions; working capital requirements; and the expected benefits of the Company's transition from IFRS to GAAP and consolidation of ABCO. Forward-looking statements are often identified by words such as "may," "would," "could," "should," "will," "intend," "plan," "anticipate," "believe," "estimate," "expect," "target," "guidance," or similar expressions.

Readers are cautioned to not place undue reliance on forward-looking information. Actual results and developments may differ materially from those contemplated by these statements. Although the Company believes that the expectations reflected in these statements are reasonable, forward-looking statements are based on management's current expectations, estimates, assumptions and projections as of the date of this release, including, without limitation, assumptions regarding market conditions, wholesale pricing, demand, construction timelines, regulatory approvals, capital availability, operating performance, and the timing of new market launches and expansion projects. Although the Company believes these assumptions are reasonable, forward-looking statements are inherently subject to risks and uncertainties, and undue reliance should not be placed on such statements.

Actual results may differ materially from those expressed or implied by forward-looking statements as a result of a number of known and unknown risks and uncertainties, including, without limitation: changes in general economic, business and political conditions; access to debt or equity capital on acceptable terms; adverse changes in the public perception of cannabis; decreases in prevailing prices for cannabis and cannabis products in the markets in which the Company operates; regulatory developments and the timing or availability of required approvals; the pace and cost of construction, commissioning and ramp activities; and the other risks described in the Company's public disclosure documents filed on SEDAR+ and www.sec.gov.

The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned that future-oriented financial information and financial outlooks contained in this release are provided for the purpose of describing management's current expectations and may not be appropriate for other purposes. The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational cannabis marketplace in the United States through its indirect operating subsidiaries. Local state laws where its subsidiaries operate permit such activities; however, these activities are currently illegal under United States federal law. Additional information regarding this and other risks and uncertainties relating to the Company's business is disclosed in the Company's public disclosure documents filed on SEDAR+ and www.sec.gov.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. These measures are presented as supplemental information and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the financial schedules accompanying this release. Forward-looking non-GAAP guidance is provided on the basis described under "Guidance and Long-Term Growth Objectives."

SOURCE Grown Rogue International Inc.

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For further information: General Inquiries and Investor Contact: Obie Strickler, Chief Executive Officer, obie@grownrogue.com; Investor Relations, ,invest@grownrogue.com, (458) 226-2662

CO: Grown Rogue International Inc.

CNW 16:05e 07-APR-26